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                                                                    EXHIBIT 10.3


                            VASTAR RESOURCES, INC.
                     COMPREHENSIVE MANAGEMENT MEDICAL PLAN

                          ---------------------------

          The formal plan documentation for the Vastar Resources, Inc. Comprehensive Management Medical Plan (the "Plan") for purposes of the Employee Retirement Income Security Act of 1974 and any other applicable legal authority consists of (a) the summary plan description, prepared for this Plan as in effect from time to time (the "Summary Plan Description"), (b) the Group Policy No. GP-697987, contained in Exhibit A hereto, with an effective date of July 1, 1994, and (c) the contents of this document.

          The named fiduciary for the Plan is the Plan Administrator except that as to responsibilities for processing of claims and payment of benefits described in the Summary Plan Description, the named fiduciary is Aetna U.S. Healthcare.

          Aetna U.S. Healthcare, as to basic administration matters and initial claims determinations, and the Plan Administrator, as to the review of claims determinations and eligibility, (a) shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and shall have no liability for any action or forbearance on its part with respect to which it has so acted, and
(b) shall have full discretion and final authority to determine eligibility for benefits and to construe the terms of the Plan.

          The following provisions shall apply in the event of an Anticipatory Change of Control or a Change of Control as defined hereafter:

1. The following definitions shall be applicable in the event of an Anticipatory Change of Control or a Change of Control:
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          (a) The term "Anticipatory Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

          (b) "Applicable Period" means the period specified in Subparagraph 2(c) during which the coverage under the Plan shall remain in effect for a particular class of Terminated Participants.

          (c) "Benefit Trigger Window" means the 24-month period commencing on the date that a Change of Control occurs.

          (d) "Cause" shall mean (i) the conviction of the Employee for any felony involving dishonesty, fraud or breach of trust or (ii) the willful engagement by the Employee in gross misconduct in the performance of his or her duties that materially injures the Surviving Entity.

          (e) The term "Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

          (f) "Change of Control Trust" means the trust established by the Company to provide for the payment of any benefits, in whatever form is required, under the Plan on and after a Change of Control.

          (g) "Employee" means an individual who is employed by the Company or any of its subsidiaries, but shall exclude individuals in an employment status which is ineligible for participation in the Plan.

          (h) The term "Outside Director" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

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          (i) "Participant"  means an Employee of the Company and its subsidiaries who is eligible to participate in the Plan under the terms of the Summary Plan Description and Exhibit A.

          (j) "Plan Administrator" means the Welfare Plans Committee.

          (k) "Qualifying Pay" means the Employee's annualized rate of regular wages or salary, excluding all extra pay such as overtime, premiums, bonuses, living or other allowances, determined as of the relevant date.

          (l) The term "Special Plan Administrator" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

          (m) "Surviving Entity" means the Company, or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company after a Change of Control, and its affiliates.

          (n) "Target Award" means the annual target performance bonus award applicable to the Employee for the relevant period.

          (o) "Welfare Plan Committee" means, (i) prior to the earlier to occur of a Change of Control or an Anticipatory Change of Control, the Vastar Resources, Inc. Welfare Plans Committee, and (ii) on and after the earlier to occur of a Change of Control or an Anticipatory Change of Control, the Special Plan Administrator. Upon a written determination by the Chief Financial Officer and the General Counsel of the Company, approved by either the Board of Directors of the Company (the "Board"), the Outside Directors or the Executive Committee of the Board, that an Anticipatory Change of Control has ended without concluding in a Change of Control (an "Anticipatory Change

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     Termination"), the Vastar Resources, Inc. Welfare Plan Committee will be reinstated. For purposes of this definition, a Change of Control shall not include an ARCO Acquisition as defined in Section 2(b)(ii).

2.   CONTINUATION OF COVERAGE - CHANGE OF CONTROL

          (a) If an Employee who is a Participant in the Plan as of the date of a Change of Control is terminated from employment during the Benefit Trigger Window under any of the circumstances described under Subparagraph 2(b) (a "Terminated Participant"), coverage under this Plan shall remain in effect with respect to such Terminated Participant for the Applicable Period described under Subparagraph 2(c) below, under terms and provisions (including but not limited to the amount of the Participant contribution, if any) which are no less favorable than were in effect for active employees immediately prior to the date of the Change of Control, provided that the Terminated Participant complies with any requirements of the Special Plan Administrator regarding the administration of the Plan that are no less favorable than those available under the health insurance continuation requirements of applicable law ("COBRA"), including the amount or time for making Participant contributions, if any, and provided further, that failure of the Terminated Participant to so comply shall result in a cancellation of coverage on the date of such delinquency or, if coverage cannot be canceled as of such date, on the earliest date after such delinquency occurs on which the coverage can be canceled, in either case, with no right of reinstatement.

          (b) (i) For the purposes of Subparagraph 2(a) above, termination of employment shall mean:

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                (A) a termination of employment during the Benefit Trigger
          Window by the Surviving Entity, other than for Cause, or

               (B) the Employee's voluntary termination within the Benefit Trigger Window as a result of the Surviving Entity's implementation of:

                    (I) a ten percent or more reduction of such Employee's
               Qualifying Pay from the Qualifying Pay determined as of the date immediately prior to the date of the Change of Control, or a ten percent or more reduction (based on dollar value) in the Employee's aggregate Qualifying Pay plus Target Award ("Total Pay") from the Employee's Total Pay determined as of the date immediately prior to the date of the Change of Control; or

                    (II) a required relocation of the Employee's principal place of work to a location which would satisfy the conditions specified in (S) 217(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), for a deduction by such Employee of moving expenses under (S) 217 of the Code.

               (C) No Employee shall be deemed to have a termination of employment solely due to a transfer of employment directly between the Company, a Surviving Entity or any of their affiliates.

               (ii) Notwithstanding anything to the contrary in this Plan, if a Change of Control as described under paragraph (3) of the definition of such term on Annex A attached hereto (an "ARCO Acquisition") occurs, no person shall be entitled to benefits under Paragraph 2 as a result of such a Change of Control, but shall instead receive the benefits to

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     which they may otherwise be entitled, whether under this Plan or any other employee welfare benefit plan, as determined in the sole discretion of Atlantic Richfield Company; provided that benefits for medical costs incurred and reimbursable under the Plan as of the date of the Change of Control, but not yet reimbursed, shall be paid in accordance with the terms of this Plan in existence immediately prior to the Change of Control.

          (c) In the event of termination of employment under Subparagraph 2(b), a Terminated Participant will be entitled to maintain the coverage under this Plan, as described in Subparagraph 2(a) above, during the Applicable Period as follows:

                   APPLICABLE PERIOD OF MEDICAL CONTINUATION
                             FOLLOWING TERMINATION
                ===============================================
                                          PERIOD OF BENEFIT
                   EMPLOYEE                 CONTINUATION
                    LEVEL                     (MONTHS)
               ==================================================
                    Tier 1                      36
               --------------------------------------------------
                    Tier 2                      24
               --------------------------------------------------
                    All Others                  18
               --------------------------------------------------

     The expiration of the Applicable Period shall be deemed to be the date of termination of employment for purposes of COBRA, so that COBRA shall commence on that date. In the event that after a Change of Control identical benefit coverage under this Plan is not reasonably available, the Plan Administrator shall substitute reasonably equivalent coverage, taking into consideration the benefits offered, the Employee deductible, co-insurance and out-of-pocket limits, and cost to the Surviving Entity.

          (d) Upon the earlier to occur of an Anticipatory Change of Control or a Change of Control (excluding an ARCO Acquisition), the Company or any successor to the

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     obligations of the Company will fund the Change of Control Trust in accordance with its terms.

3.  AMENDMENT AND TERMINATION OF PLAN

          (a) Amendment or Termination Generally. Except as provided in Subparagraphs 3(b) and (c) below, this Plan may be amended or terminated at any time by a written instrument executed by the Company acting through its Vice President, Human Resources. Such amendment or termination may be effective with respect to the Company or to any participating subsidiary of the Company under the Plan. No such amendment or termination shall adversely affect medical benefits incurred under the Plan but not yet paid prior to the effective date of the amendment or termination. Notwithstanding anything in this Plan to the contrary, this Plan may be amended to the extent necessary to comply with applicable law.

         (b) Amendment or Termination During Anticipatory Change of Control.
     The Plan may not be terminated or amended during the period after the occurrence of an Anticipatory Change of Control and prior to a Change of Control or an Anticipatory Change Termination (as defined in Section 1(o)), except that the Board of Directors of the Company may amend the Plan during such a period as it may deem reasonably necessary, provided, that in the event any such amendment reduces, or could reduce, the value of any benefit of a Plan Participant, as determined in the sole discretion of the Special Plan Administrator, the Company or any successor to the obligations of the Company shall, prior to, and as a condition precedent to, such amendment going into effect, provide substantially equivalent value in replacement thereof to the Participant in the reasonable determination of the Special

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     Plan Administrator, taking into consideration the benefits offered, the employee deductible, co-insurance and out-of-pocket limits, and cost to the Company.

          (c) Amendment or Termination on or After a Change of Control.   The
     Plan may not be terminated or amended on or after a Change of Control, in any manner that would negatively affect a Participant's rights arising as a result of the Change of Control under Paragraph 2 without the consent of all of the Participants or, in the alternative, the Participants whose Plan benefits are affected by such termination or amendment. The Plan will terminate on the third anniversary of the expiration of the Benefit Trigger Window, provided, however, that such termination shall not affect benefits incurred or accrued by a Participant prior to such termination.

          (d) Acquisition by ARCO. An ARCO Acquisition shall not be treated as a Change of Control for purposes of this Paragraph 3.

4.  AUTHORIZED OFFICER

          Any action required to be taken under this Plan by the Chief Financial Officer and the General Counsel of the Company may be taken by either individual if the other position is then vacant, and if both positions are vacant, such action may be taken by any other officer of the Company with a position of vice president or above. Any action required to be taken by the Vice President, Human Resources of the Company may, if such position is vacant, be taken by any other officer of the Company with a position of vice president or above.

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     Executed as of the 10th day of March, 1999.


ATTEST                                     VASTAR RESOURCES, INC.



By: /s/ Jonathan D. Edelfelt               By: /s/ Jeffrey M. Bender
   -------------------------                  -------------------------
      JONATHAN D. EDELFELT                        JEFFREY M. BENDER
       Associate Secretary                         Vice President
                                                   Human Resources

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